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                               UNITED STATES

                    SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON D.C. 20549

                    ___________________________________


                                 FORM 8-K



                              CURRENT REPORT
                    Pursuant to Section 13 or 15 (d) of
                    the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported):
                             November 29, 1994

                     _________________________________

                                TEXACO INC.
          (Exact name of registrant as specified in its charter)



         Delaware                       1-27                 74-1383447
(State or other jurisdiction of    (Commission File        (I.R.S. Employer
      incorporation)                  Number)           Identification Number)

   2000 Westchester Avenue,                                     10650
    White Plains, New York                                    (Zip Code)
(Address of principal executive offices)



                              (914) 253-4000

           (Registrant's telephone number, including area code)



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Item 5. Other Events
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1.   On November 29, 1994, the Registrant announced that it had entered into a memorandum of understanding with Apache Corporation (Apache) outlining the terms under which Apache would purchase more than 300 producing fields for approximately $600 million. The sale is expected to close in the first quarter of 1995, with an effective date of January 1, 1995, subject to the signing of the purchase and sale agreement, certain government approvals and the approval by both companies' Board of Directors.

     In this connection, on November 29, 1994, the Registrant issued a press release entitled "Texaco Announces Sale of Producing Properties to Apache Corporation" a copy of which is attached hereto as Exhibit 99.1 and made a part of hereof.



Item 7. Financial Statement, Pro Forma Financial Information and
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Exhibits
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(c)  Exhibits

     99.1 Copy of press release issued by Texaco Inc., dated November 29, 1994 entitled "Texaco
          Announces Sale of Producing Properties to
          Apache Corporation."




















FDeB:ddw
(8KNOV30.WP)


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                                SIGNATURES
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Pursuant to the requirements of the Securities Exchange Act of
1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                TEXACO INC.
                                           ---------------------
                                               (Registrant)





                                        By:      R. E. KOCH
                                            ----------------------
                                              (Assistant Secretary)





Date:  December 1, 1994
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